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                                                                   EXHIBIT 10.31

                      LETTER OF CREDIT FINANCING AGREEMENT
                                 SUPPLEMENT TO
                          LOAN AND SECURITY AGREEMENT



BankAmerica Business Credit, Inc.
Two North Lake Avenue, Suite 400
Pasadena, California 91101

Ladies and Gentlemen:

     This Letter of Credit Financing Agreement ("LC Agreement") is effective as of May 14, 1996, is a supplement to our Loan and Security Agreement with you bearing effective date of the date hereof ("Agreement"), and is hereby incorporated into the Agreement and made a part thereof. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

     1. Upon our request, you may, at your discretion, open or cause to be opened by a commercial bank documentary or standby letters of credit, or issue guarantees of payment, for our account (such letters of credit and guarantees being hereinafter referred to as the "LC"). You may make loans and advances to or for our account in connection with the LC which shall be payable upon demand and shall become part of our Obligations to you. The LC shall be subject to the limitations contained in Section 2.3 of the Agreement.

     2. We agree to be bound by all of the terms and conditions of any application executed in connection with your opening the LC for our account. In opening or causing to be opened the LC for our account, you may use any bank selected by you if it is not convenient for you to use the bank chosen by us.
We hereby agree to indemnify, save, and hold you harmless from any loss, cost, expense, or liability, including, without limitation, payments made by you and expenses and reasonable attorneys' fees incurred by you arising out of, or in connection with, your opening or causing the LC to be opened or issued for us. It is understood and agreed that you shall not be liable for any error, negligence, and/or mistakes, whether of omission or commission, as a result of the issuing bank's or its correspondents' following our instructions or those contained in the LC or of any modifications, amendments, or supplement thereto.

     3. We hereby authorize and direct any bank which issues the LC to name us as the "Account Party" therein and deliver to you all instruments, documents, and other writings and property received by the bank pursuant to the LC, and to accept and rely upon your instructions and agreements with respect to all matters arising in connection with the LC or the applications therefor.

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     4.  In connection with all transactions financed by you under this LC
Agreement, we hereby appoint you, or your designee, as our attorney with full power and authority: (a) to sign and/or endorse our name upon any warehouse or other receipts and LC applications; (b) to sign our name on bills of lading; (c) to clear Inventory through Customs in our name or yours, or your designee, and to sign and deliver to Customs Officials powers of attorney in our name for such purpose; (d) to complete in your name or ours, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary to carry out the terms of the LC Agreement or in order to enable you to obtain payment of all Obligations. Neither you nor your attorney will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law except to the extent that such acts or omissions represent the gross negligence or willful misconduct of you or such attorney. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

     5. We will, and you may, at your option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which you hold a security interest to deliver them to you and/or subject to your order and if they shall come into our possession, they, and each of them, shall be held by us in trust as your trustee, and we will immediately deliver them to you in their original form.

     6. We will pay you, in addition to the amount of any costs and expenses incurred by you in opening any LC or causing any LC to be opened, a Letter of Credit Fee equal to: one percent (1%) per annum of the face amount of each LC and such commission shall be charged to our account monthly. Interest at the rate as provided for in the Agreement shall be paid by us on the amount and from the date of any advance or the date of negotiation of any document (whichever date is earlier). All bank charges and other disbursements incurred by you for us are to be paid by us. All amounts payable by us to you under this LC Agreement, including, but not limited to, commissions, fees, and charges shall become part of the Obligations and shall be charged to our account and shall be payable upon demand.

     7. We will, and you may, at your option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which you hold a security interest to deliver them to you and/or subject to your order and it they shall come into our possession, they, and each of them, shall be held by us in trust as your trustee, and we will immediately deliver them to you in their original form.

     8. We will obtain and furnish to you all risk United States dollar insurance in your favor covering all Inventory. Such insurance must be placed with prime underwriters for at least 100% of the full value (at least 100% of the CIF value), and allow for at least 30 days delay in customs at the country of destination and, if any of such Inventory should be insured by our custodian, we will arrange for his affecting such similar insurance coverage, payable in United States dollars, and we will cause such insurance to be issued and delivered to you in negotiable form.

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                               Very truly yours,

                               SPORT CHALET, INC.


                               By   /s/ Howard Kaminsky
                                  -------------------------------------------

                               Title:   Chief Financial Officer
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Accepted:

BANKAMERICA BUSINESS CREDIT, INC.


By: /s/ M.L. Williams
   -----------------------------------

Title:  Vice President
      --------------------------------

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